Exhibit 1.1

Kraton Polymers LLC

Kraton Polymers Capital Corporation

UNDERWRITING AGREEMENT

dated March 15, 2012

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Macquarie Capital (USA) Inc.

Morgan Stanley & Co. LLC

March 15, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

MACQUARIE CAPITAL (USA) INC.

MORGAN STANLEY & CO. LLC

As Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Introductory. Kraton Polymers LLC, a Delaware limited liability company (the “Company”), and Kraton Polymers Capital Corporation, a Delaware corporation (the “Co-Issuer” and together with the Company, the “Issuers”), propose to issue and sell to the underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $100 million aggregate principal amount of the Issuers’ 6.75% Senior Notes due 2019 (the “Notes”). Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), Goldman, Sachs & Co. (“Goldman Sachs”), Macquarie Capital (USA) Inc. (“Macquarie”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) have agreed to act as the representatives of the Underwriters (the “Representatives”) in connection with the offering and sale of the Notes.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) Kraton Performance Polymers, Inc. (the “Parent”), (ii) Elastomer Holdings LLC and Kraton Polymers U.S. LLC (the “Subsidiary Guarantors”) and (iii) any subsidiary of the Issuers formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (together with the Parent and the Subsidiary Guarantors, the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of February 11, 2011 (the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The Securities will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) pursuant to a letter of representations, dated December 16, 2003 (the “DTC Agreement”). To the extent there are no additional underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

The entry by the Issuers and the Guarantors into an amendment to the credit agreement governing the Company’s senior secured credit facility (the “Senior Credit Facility”) as described in the Disclosure Package and the Prospectus (as defined below) and the payment of transaction costs (which may be paid after the Closing Date) are referred to herein collectively, as the “Concurrent Transactions.”

This Agreement, the DTC Agreement, the Securities, the Indenture and the amendment to the credit agreement governing the Senior Credit Facility (the “Credit Agreement Amendment”) are referred to herein as the “Transaction Documents.”

1. Representations and Warranties. Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters as of the date hereof that:

(a) The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-180113), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) on or after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Parent filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Issuers meet the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to

Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Issuers and the Guarantors, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, the Issuer Free Writing Prospectus (as defined herein), the Disclosure Package (as defined herein), the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Issuers in writing by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof (the “Underwriter Information”).

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein) and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuers or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act and (iv) at the Applicable Time (with such date and time being used as the “determination date” under Rule 405 of the Securities Act for purposes of this clause (iv)), the Parent was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Issuers have not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Parent and each Issuer was and is at each time listed in clauses (i) through (iv) of the previous sentence, and has not otherwise ceased to be, eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 3:51 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(e) Issuers Not Ineligible Issuers. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the “determination date” under Rule 164(h) of the Securities Act for purposes of this clause (ii)), none of the Parent or the Issuers was or is an “ineligible issuer” (as defined in Rule 405 of the Securities Act).

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuers notified or notify the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Issuers have promptly notified or will promptly notify the Representatives and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(g) Distribution of Offering Material by the Issuers and the Guarantors. Neither the Issuers nor any Guarantor has distributed or will distribute, prior to the later of the

Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(h) The DTC Agreement. The DTC Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Issuers, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (the “Enforcement Exceptions”).

(i) Authorization of the Notes and the Guarantees. The Notes to be purchased by the Underwriters from the Issuers will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized by the Issuers for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuers and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuers, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exceptions and will be entitled to the benefits of the Indenture. The Guarantees of the Notes on the Closing Date will be in the form contemplated by the Indenture and have been duly authorized by the Guarantors for issuance and sale pursuant to this Agreement and the Indenture and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantees of the Notes will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforcement Exceptions and will be entitled to the benefits of the Indenture.

(j) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized, executed and delivered by the Issuers and the Guarantors and constitutes a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by the Enforcement Exceptions.

(k) Description of the Transaction Documents. The Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus.

(l) Good Standing of the Issuers. Each of the Issuers has been duly organized, and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus and enter into and perform its obligations under each of the Transaction Documents; and, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole (“Material Adverse Effect”), each Issuer is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which their ownership or lease of property or the conduct of its business requires such qualification.

(m) Parent and Subsidiaries. The Parent and each Subsidiary Guarantor has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus and, in the case of the Guarantors, to enter into and perform their obligations under each of the Transaction Documents that they are parties to; and the Parent and each subsidiary of the Company is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Parent has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of the Parent and each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(n) No Finder’s Fee. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Issuers or any of the Guarantors and any person that would give rise to a valid claim against the Issuers, any Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(o) Registration Rights. Except as disclosed in the Disclosure Package and the Prospectus and pursuant to the registration rights agreement, dated as of February 11, 2011, among the Issuers, the Guarantors and the initial purchasers party thereto, there are no contracts, agreements or understandings between the Issuers or any Guarantor and any person granting such person the right to require the Issuers or any Guarantor to file a registration statement under the Securities Act with respect to any securities of the Issuers or any Guarantor owned or to be owned by such person or to require the Issuers or any Guarantor to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Issuers or any Guarantor under the Securities Act.

(p) Absence of Further Requirements. Except as disclosed in the Disclosure Package and the Prospectus, no material consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Issuers or the Guarantors for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained, or made and such as may be required under state securities laws.

(q) Title to Property. Except as disclosed in the Disclosure Package and the Prospectus, and except for any liens arising under and the Senior Credit Facility, the Credit Agreement Amendment and the collateral documents entered into in connection therewith, the Parent and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Disclosure Package and the Prospectus, the Parent and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(r) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the sale of the Securities will not result in a breach or violation of (i) any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under any indebtedness, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Parent or any of its subsidiaries (ii) the charter or by-laws of the Parent or any of its subsidiaries or (iii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Parent or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries is bound or to which any of the properties of the Parent or any of its subsidiaries is subject, except, in respect of clause (i) above, as would not have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent or any of its subsidiaries.

(s) Absence of Existing Defaults and Conflicts. Neither the Parent nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in respect of clause (ii) above, as would not have a Material Adverse Effect.

(t) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Issuers and the Guarantors.

(u) Possession of Licenses and Permits. The Parent and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary and material to the conduct of the business now conducted or proposed in the Disclosure Package and the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Parent or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(v) Absence of Labor Dispute. No material labor dispute with the employees of the Parent or any of its subsidiaries exists or, to the knowledge of the Parent, is imminent; except as disclosed in the Disclosure Package and the Prospectus, neither the Parent nor any of its subsidiaries is party to a collective bargaining agreement; and there are no unfair labor practice complaints pending against the Parent or any of its subsidiaries or, to the best knowledge of the Parent, threatened against any of them which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(w) Possession of Intellectual Property. The Parent and its subsidiaries own, possess or have rights to use (or can acquire such rights on reasonable terms) the trademarks, trade names, patent rights, copyrights, domain names and trade secrets including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) that are material to the conduct of the business now conducted or proposed in the Disclosure Package and the Prospectus to be conducted by them, and the expected expiration of any single item of such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Disclosure Package and the Prospectus, to the knowledge of the Parent (i) there is no material infringement, misappropriation or other violation by the Parent, its subsidiaries or third parties of any of the Intellectual Property Rights of the Parent or its subsidiaries; (ii) there is no pending or threatened in writing action, suit, proceeding or claim by others challenging the Parent’s or any of its subsidiary’s ownership rights in or to any of their Intellectual Property Rights, and the Parent is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or threatened in writing action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any registered Intellectual Property Rights of the Parent or its subsidiaries, and the Parent is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Parent or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property Rights of others and the Parent is unaware of any other fact which would form a reasonable basis for any such claim; and (v) none of the Intellectual Property Rights used by the Parents or its subsidiaries in their businesses has been obtained or is being used by the Parent or its subsidiaries in violation of any contractual obligation binding on the Parent or any of its subsidiaries, except in each case covered by clauses (i) – (v) such as would not, if determined adversely to the Parent or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(x) Environmental Laws. Except as disclosed in the Disclosure Package and the Prospectus, neither the Parent nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Parent is not aware of any pending investigation which might lead to such a claim.

(y) Accurate Disclosure. The statements in the Preliminary Prospectus and the Prospectus under the headings “Material U.S. Federal Income Tax Considerations,” “Description of Notes” and “Legal Matters,” insofar as such statements purport to summarize certain federal income tax law of the United States or certain provisions of the federal securities laws or legal matters, agreements, documents or proceedings discussed therein, respectively, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(z) Absence of Manipulation. The Issuers and the Guarantors have not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers or the Guarantors to facilitate the sale or resale of the Securities.

(aa) Statistical and Market-Related Data. Any third-party and management-estimated statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Issuers and the Guarantors believe to be reliable and accurate.

(bb) Exchange Act Compliance. The Parent is subject to and in compliance in all material respects with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(cc) Internal Controls. The Parent and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Parent and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(dd) Sarbanes-Oxley Act. The Parent is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Parent as of the date hereof and expect to be in compliance with all additional provisions of the Sarbanes-Oxley Act of 2002 that will become applicable to it, including those provisions relating to internal controls over financial reporting, when such provisions become applicable to the Parent.

(ee) Absence of Accounting Issues. Except as set forth in the Disclosure Package and the Prospectus, the Audit Committee of the Issuers’ Board of Directors (the “Audit Committee”) is not reviewing or investigating, and neither the Issuers’ independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Issuers’ disclosure with respect to, any of the Parent’s or the Issuers’ material accounting policies; (ii) any matter which could result in a restatement of the Parent’s or Issuers’ financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in internal control over financial reporting.

(ff) Litigation. Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Parent, any of its subsidiaries or any of their respective properties that, if determined adversely to the Parent or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuers or the Guarantors to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Parent, contemplated.

(gg) ERISA. To the knowledge of the Parent, neither the Parent nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to any provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect.

(hh) Independent Accountants. KPMG LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States).

(ii) Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly the consolidated financial position of the Parent and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with U.S. generally accepted accounting principles as applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the captions “Summary—Summary Consolidated Financial Information and Other Data,” “Selected Consolidated Financial Information” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. The Company’s ratios of earnings to fixed charges set forth in each of the Preliminary Prospectus and the Prospectus under the captions “Summary—Summary Consolidated Financial Information and Other Data,” “Selected Consolidated Financial Information” and “Ratio of Earnings to Fixed Charges” and in Exhibit 12 to the Registration Statement have been calculated in compliance in all material respects with the requirements of Item 503(d) of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj) No Material Adverse Change in Business. Except as disclosed in the Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in the Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Parent or the Issuers on any class of its capital stock and (iii) except as disclosed in the Disclosure Package and the Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Parent and its subsidiaries.

(kk) Investment Company Act. Neither the Issuers nor any Guarantor is, or after receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act of 1940 (the “Investment Company Act”).

(ll) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (i) has imposed (or has informed the Issuers or Guarantors that it is considering imposing) any condition (financial or otherwise) on the Issuers’ or any Guarantor’s retaining any rating assigned to the Issuers or any Guarantor or any securities of the Issuers or any Guarantor or (ii) has indicated to the Issuers or any Guarantor that it is considering any of the actions described in Section 6(c)(ii) hereof.

(mm) Insurance. The Parent and each of its subsidiaries carries, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and as is customary for companies engaged in similar businesses.

(nn) Compliance with Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including, without limitation, the Patriot Act, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

(oo) No Unlawful Contributions or Other Payments. None of the Parent, any of its subsidiaries or, to the knowledge of the Parent, any director, officer, agent, employee or affiliate of the Parent or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Parent and its subsidiaries and, to the knowledge of the Parent, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp) Compliance with OFAC. None of the Parent or any of its subsidiaries or, to the knowledge of the Parent, any director, officer, agent, employee or affiliate of the Parent or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) Solvency. Each of the Issuers and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(rr) Regulations T, U, X. Neither this Agreement nor the issuance and sale of the Securities (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ss) Subsidiaries. The subsidiaries listed on Schedule B attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(tt) Amendment to Senior Credit Facility. The Credit Agreement Amendment has been duly and validly authorized by the Company and other parties related to the Company and, when duly executed and delivered by the Company and other parties related to the Company, will be the valid and legally binding obligation of the Company and other parties related to the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by the Enforcement Exceptions.

(uu) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, neither Issuer (i) has any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

Any certificate signed by an officer of the Issuers or any Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuers or such Guarantor to each Underwriter as to the matters set forth therein.

2. Purchase and Sale. Each of the Issuers agrees to issue and sell to the several Underwriters the Securities upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuers the respective aggregate principal amount of the Securities set forth opposite their names on Schedule A. The purchase price per Security to be paid by the several Underwriters to the Company shall be equal to 99.5% of the principal amount thereof plus accrued interest from March 1, 2012 to the Closing Date (as hereinafter defined).

3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Delivery of the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022-4834 (or such other place as may be agreed to by the Issuers and Merrill Lynch) at 9:00 a.m. New York time, on March 20, 2012, or such other time and date as may be agreed to by the Issuers and Merrill Lynch (the time and date of such closing are called the “Closing Date”).

(b) Public Offering of the Securities. The Representatives hereby advise the Issuers that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed the Representatives, in their sole judgment, have determined is advisable and practicable.

(c) Payment for the Securities. Payment for the Securities shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Issuers.

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities. Merrill Lynch, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Issuers shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4. Covenants. Each of the Issuers and the Guarantors, jointly and severally, covenants and agrees with each of the Underwriters as follows:

(a) Representatives Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act, but in no event such period shall be longer than nine months after the date of this Agreement (such period, the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Issuers shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Issuers shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Issuers shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by either Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Issuers shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuers will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, each Issuer agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Issuers under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Parent will file all documents required to be filed by it with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. The Issuers will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. Each of the Issuers represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Issuers under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuers agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Issuers consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuers contemplated in Section 4(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Issuers not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Issuers being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Issuers thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the reasonable judgment of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the

Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuers agree to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with all applicable law.

(g) Copies of Any Amendments and Supplements to the Prospectus. The Issuers agree to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may reasonably request.

(h) Copies of the Registration Statements and the Prospectus. If so requested by the Representatives, the Issuers will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(i) Blue Sky Compliance. Each of the Issuers and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada, or any other jurisdiction that the Representatives may reasonably request and consented to by the Issuers, and the Issuers and the Guarantors shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Issuers or any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Issuers and the Guarantors will advise the Representatives as soon as practicable of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or to the knowledge of the Issuers, any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k) Agreement Not to Offer to Sell Additional Securities. During the period of 90 days following the date of this Agreement, the Issuers will not, without the prior written consent of Merrill Lynch (which consent may be withheld at the sole discretion of Merrill Lynch)directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Issuers or the Parent or securities exchangeable for or convertible into debt securities of the Issuers or the Parent (other than as contemplated by this Agreement).

(l) DTC. The Issuers shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agree to comply with all of its agreements set forth in the DTC Agreement.

(m) Earnings Statement. As soon as practicable, to the extent not available on the Commission’s Next-Generation EDGAR filing system, the Parent will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited), covering a period of at least twelve months beginning with the first fiscal quarter of the Parent occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Parent shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(o) Filing Fees. The Issuers agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Parent will comply with the Sarbanes-Oxley Act, and use its best efforts to cause the Parent’s directors and officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes-Oxley Act.

(q) Future Reports to the Representatives. During the period of two years hereafter the Parent will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the annual report of the Parent containing the balance sheet of the Parent as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Parent’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-

Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Parent with the Commission.

(r) No Manipulation of Price. Neither Issuer will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Issuers or the Parent to facilitate the sale or resale of the Securities.

(s) Investment Limitation. The Issuers shall not invest, or otherwise use the proceeds received by the Issuers from its sale of the Securities in such a manner as would require the Issuers or any of their respective subsidiaries to register as an investment company under the Investment Company Act.

(t) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Issuers receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise cease to be eligible to use the automatic shelf registration statement form, the Issuers will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Issuers will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuers have otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

5. Payment of Expenses. Each of the Issuers and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Issuers’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuers, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions that the Underwriters may reasonably request, and if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions up to a maximum amount of $10,000, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees for Financial Industry Regulatory Authority’s (“FINRA”) review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations up to $5,000, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Issuers and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8, Section 9 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject to the condition that all representations and warranties of each Issuer and Guarantor set forth in Section 1 are true and correct at and as of the date hereof and the Closing Date, the condition that each Issuer and Guarantor shall have performed all of their respective obligations hereunder to be performed, and the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Underwriters shall have received from KPMG LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to Merrill Lynch, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i) the Issuers shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Issuers shall not have received from the Commission any notice pursuant to Rule

401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv) FINRA shall have advised the Representatives in writing that it has no objection to the underwriting and other terms and arrangements related to the offering of the Securities.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole which, is material and adverse and makes it impractical or inadvisable to proceed with the offering or the delivery of the Securities on the Closing Date on the terms and in the manner contemplated in the Disclosure Package and the Prospectus; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Parent or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(d) Opinion of Counsel for the Issuers. On the Closing Date, the Underwriters shall have received the favorable opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit A.

(e) Opinion of General Counsel. On the Closing Date, the Underwriters shall have received the favorable opinion of Stephen W. Duffy, Esq., General Counsel of the Issuers, dated as of such Closing Date, the form of which is attached as Exhibit B.

(f) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(g) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate of an executive officer of the Issuers and a principal financial or accounting officer of the Issuers in which such officers shall state that: the representations and warranties of the Issuers in this Agreement are true and correct; the Issuers have complied with all material agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; subsequent to the execution and delivery of this Agreement, there has been no downgrading in the rating of any debt securities of the Parent or its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1(c)(2)(vi)(F) of the Exchange Act) or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Parent or its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); and, subsequent to the date of the most recent financial statements in the Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole except as set forth in the Disclosure Package or as described in such certificate.

(h) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from KPMG LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference in the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(i) Form of Notes and Indenture. The Notes shall be executed by the Issuers, in form and substance reasonably satisfactory to the Representatives and the Trustee.

(j) Concurrent Transactions. The Concurrent Transactions shall have been consummated on the terms and conditions described in the Disclosure Package.

(k) Closing Documents. On the Closing Date, the Issuers and the Guarantors shall have furnished counsels for the Issuers, the Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 13 and Section 18 shall at all times be effective and shall survive such termination.

7. Reimbursement of Underwriters’ Expenses.

(a) If this Agreement is terminated by the Representatives pursuant to Section 6 or Section 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Issuers and the Guarantors, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves) in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8. Indemnification.

(a) Indemnification of the Underwriters. Each Issuer and Guarantor agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including, subject to Section 8(c), the fees and disbursements of counsel chosen by Merrill Lynch) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.

(b) Indemnification of the Issuers and the Guarantors, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors, each of their respective directors and officers, and each person, if any, who controls the Issuers or any of the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers, any Guarantor, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Issuers and the Guarantors, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Issuers and the Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Issuers and the Guarantors hereby acknowledges that the only information that the Underwriters have furnished to the Issuers through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth as the first sentence under the caption “Commissions and Discounts,” the second and third sentence under the caption “Trading Market,” the first and second paragraph under the caption “Short Positions” and, solely with respect to statements made by the Underwriters, the third paragraph under the caption “Short Positions,” in each case, in the section entitled “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from any liability which it may have to any indemnified party under paragraph (a) or (b) above unless and to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and (ii) will not, in any event, relieve the indemnifying party from any liability that the indemnifying party may have to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Merrill Lynch in the case of Section 8(b)), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

9. Contribution.

(a) If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Issuers or a Guarantor who signed the Registration Statement and each person, if any, who controls the Issuers or a Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.

10. Default of One or More of the Several Underwriters.

(a) If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase the Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of the Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities and the principal amount of the Securities with respect to which such default occurs exceeds 10% of the principal amount of the Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8, Section 9, Section 13 and Section 18 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Termination of this Agreement.

(a) Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Issuers if at any time (i) trading or quotation in any of the Parent’s, Issuers’ or any Guarantor’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal or New York or Delaware authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the U.S. or international financial markets, or any substantial change or development involving a prospective substantial change in U.S. or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Representatives there shall have occurred any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Parent and its subsidiaries taken as a whole which, is material and adverse and makes it impractical or inadvisable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Issuers or any Guarantor to any Underwriter, except that the Issuers and the Guarantors shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 5 and Section 7, (b)

any Underwriter to the Issuers and the Guarantors or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

12. No Advisory or Fiduciary Responsibility.

(a) Each of the Issuers and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between such Issuer or Guarantor, on the one hand, and the several Underwriters, on the other hand, and such Issuer or Guarantor is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Issuers, the Guarantors or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of such Issuer or Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising such Issuer or Guarantor on other matters) and no Underwriter has any obligation to such Issuer or Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Issuers and each Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers or such Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Issuers, any Guarantor or any of their partners, officers, directors or employees, or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. The provisions of Section 5, Section 7, Section 8, Section 9, this Section 13 and Section 18 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Facsimile: (917) 267-7085

Attention: High Yield Legal Department

with a copy to:

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, NY 10022

Facsimile: (212) 751-4864

Attention: Peter Labonski

If to the Issuers or the Guarantors:

Kraton Performance Polymers, Inc.

15710 John F. Kennedy Boulevard, Suite 300

Houston, Texas 77032

Facsimile: (281) 504-4700

Attention: General Counsel

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Facsimile: (212) 225-3999

Attention: Duane McLaughlin

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the indemnified parties referred to in Section 8 and Section 9 hereof, and in each case their respective successors and assigns, and no other person shall acquire or have any right or obligation under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

16. Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

19. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

20. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Parent and its subsidiaries, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The

Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuers, the Guarantors, their respective affairs and business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Kraton Polymers LLC

By:	/s/ Stephen E. Tremblay
	Name:	Stephen E. Tremblay
	Title:	Vice President and CFO

Kraton Polymers Capital Corporation

By:	/s/ Stephen E. Tremblay
	Name:	Stephen E. Tremblay
	Title:	Vice President and CFO

as Issuers

Kraton Performance Polymers, Inc.

By:	/s/ Stephen E. Tremblay
	Name:	Stephen E. Tremblay
	Title:	Vice President and CFO

Elastomers Holdings LLC

By:	/s/ Stephen E. Tremblay
	Name:	Stephen E. Tremblay
	Title:	Vice President and CFO

Kraton Polymers U.S. LLC

By:	/s/ Stephen E. Tremblay
	Name:	Stephen E. Tremblay
	Title:	Vice President and CFO

as Guarantors

This Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Acting on behalf of itself

and as the Representative of the

several Underwriters named in

the attached Schedule A

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Douglas M. Ingram
Managing Director

SCHEDULE A

Underwriters	Principal Amount of Securities To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$56,000,000
Credit Suisse Securities (USA) LLC.	11,000,000
Goldman, Sachs & Co	11,000,000
Macquarie Capital (USA) Inc.	11,000,000
Morgan Stanley & Co. LLC	11,000,000
Total	$100,000,000

Schedule A-1

SCHEDULE B

Significant Subsidiaries

KRATON Polymers LLC	Delaware

KRATON Polymers U.S. LLC	Delaware

KRATON Polymers Holdings B.V.	The Netherlands

KRATON Polymers GmbH	Germany

KRATON Polymers Nederland B.V.	The Netherlands

K.P. Global Holdings C.V.	Netherlands Antilles

Schedule B-1

SCHEDULE C

Issuer Free Writing Prospectuses

Schedule of Free Writing Prospectuses included in the Disclosure Package

1.	Final Term Sheet containing the terms of the Notes, in the form of Schedule D hereto.

Schedule C-1

SCHEDULE D

Final Term Sheet

PRICING TERM SHEET

KRATON POLYMERS LLC

KRATON POLYMERS CAPITAL CORPORATION

March 15, 2012

Payment of principal and interest unconditionally guaranteed by

KRATON PERFORMANCE POLYMERS, INC.

This Pricing Term Sheet is qualified in its entirety by reference to the prospectus dated March 15, 2012, included in the Issuers’ registration statement on Form S-3 (No. 333-180113) (the “Base Prospectus”) and the preliminary prospectus supplement dated March 15, 2012 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Pricing Prospectus”), including the documents incorporated by reference therein.

The information in this Pricing Term Sheet supplements the Pricing Prospectus and updates and supersedes the information in the Pricing Prospectus to the extent inconsistent with the information in the Pricing Prospectus. Defined terms used and not defined herein have the meanings ascribed to them in the Pricing Prospectus.

Issuers:	Kraton Polymers LLC and Kraton Polymers Capital Corporation

Guarantors:	Kraton Performance Polymers, Inc. Elastomers Holding LLC Kraton Polymers U.S. LLC

Principal Amount:	$100,000,000

Title of Securities:	6.75% Senior Notes due 2019 (the “Notes”). The Notes constitute a further issuance of, and are fungible and form a single series of debt securities with, the $250,000,000 aggregate principal amount of 6.75% Senior Notes due 2019 that the Issuers issued on February 11, 2011.

Final Maturity Date:	March 1, 2019

Issue price:	101.250%, plus accrued interest from March 1, 2012, the last day on which interest was paid on the existing notes, to the date of the issuance of the additional notes offered hereby.

Coupon:	6.750%

Yield to Worst:	6.450%

Yield to Maturity:	6.522%

Net Proceeds to the Issuers:	$99,500,000

Interest Payment Dates:	March 1 and September 1

Interest Record Dates:	February 15 and August 15

Optional redemption:

At any time prior to March 1, 2015, the Issuers may redeem all or a part of the Notes, at a redemption price equal to 100.0% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after March 1, 2015, the Issuers may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 1, of each of the years indicated below:

	Year	Percentage
	2015	103.375%
	2016	101.688%
	2017 and thereafter	100.000%

Equity Clawback:	Before March 1, 2014, the Issuers may, at their option, on one or more occasions, redeem up to 35.0% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 106.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings; provided that (a) at least 65.0% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date, the Additional Notes and any further additional notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Credit Suisse Securities (USA) LLC Goldman, Sachs & Co. Macquarie Capital (USA) Inc. Morgan Stanley & Co. LLC

Trade date:	March 15, 2012

Settlement:	March 20, 2012 (T+3)

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof.

CUSIP Number:	50077DAB0

ISIN Number:	US50077DAB01

The issuers and guarantors have filed a registration statement (including the Base Prospectus) and a Preliminary Prospectus Supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the Base Prospectus, the Preliminary Prospectus Supplement and other documents the Issuers, Kraton Performance Polymers, Inc., or the other guarantors have filed with the SEC for more complete information about the Issuers, Kraton Performance Polymers, Inc., the other guarantors and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 800-294-1322 or e-mail dg.prospectus_requests@baml.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Schedule D-1

Exhibit A

Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP

Exhibit A-1

Exhibit B

Form of Opinion of Stephen W. Duffy, Esq.

Exhibit B-1